UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 22, 2009

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1 Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009

EXHIBIT 99.2 Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2009, Unified Grocers, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”), among the Company, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, and Fifth Third Bank. The Amendment exercises a provision in the Company’s revolving credit agreement, entitled Amended and Restated Credit Agreement, dated as of December 5, 2006, among the Company, other credit parties as identified therein, and Bank of Montreal, Chicago Branch, as Administrative Agent (the “Credit Agreement”), to (i) increase the total committed funds available to the Company by $25,000,000 from $250,000,000 to $275,000,000, and (ii) add Fifth Third Bank to the Credit Agreement as a lender with a commitment of $25,000,000. Borrowings under the Credit Agreement may be made as revolving loans, swing line loans or letters of credit.

The aggregate commitments under the Credit Agreement may be increased from time to time, either through any of the existing lenders increasing their commitment or by means of the addition of new lenders, up to a maximum commitment of $300,000,000. While the consent of the lenders as a group is not required to any such increase, no individual lender is required to increase its own commitment to the Credit Agreement. In connection with the Amendment, the Company entered in a Revolving Note (the “Note”) with Fifth Third Bank as a new lender with a commitment of $25,000,000. Amounts extended under the Note will be through revolving loans.

The credit facility expires on January 31, 2012, and is intended to finance capital expenditures, to finance working capital needs, to finance certain acquisitions and for general corporate purposes.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries, excluding its finance and insurance subsidiaries, and are secured by grants of security interests in all of the accounts receivable and inventory of the Company and certain of its subsidiaries. The obligations are also senior to the rights of members with respect to partially subordinated members’ deposit accounts and patronage dividend certificates. As of October 3, 2009 there were no outstanding patronage dividend certificates.

The Amendment continues in full force the terms and conditions of the Credit Agreement.

A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. A copy of the Note is attached hereto as Exhibit 99.2 and is incorporated herein by this reference. The foregoing descriptions of the Amendment and Note do not purport to be complete and are qualified in their entirety by reference to the exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 22, 2009, the Company entered into an Amendment of its Credit Agreement that exercised a provision in the Credit Agreement to expand the existing revolving credit facility by $25,000,000, which increased the total committed funds available to the Company from $250,000,000 to $275,000,000. Additionally, the Company entered into the Note to add Fifth Third Bank as a new lender with a commitment of $25,000,000. The terms of the direct financial obligation are summarized in Item 1.01 of this Current Report on Form 8-K, and a copy of the Amendment and Note are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009, by and among Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.), other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, and Fifth Third Bank.

99.2	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.) payable to Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009	UNIFIED GROCERS, INC.

	By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.,
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2009, by and among Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.), other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, and Fifth Third Bank.

99.2	Revolving Note under Amended and Restated Credit Agreement, dated as of December 22, 2009, by Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.) payable to Fifth Third Bank.